EXHIBIT 4.3

                      IMI SYSTEMS, INC.

                 Incentive Stock Option Plan



          1.   Purposes.
          The IMI Systems, Inc. Incentive Stock Option Plan
(the "Plan") is intended to encourage ownership of the capital stock of IMI Systems, Inc. (the "Company") among officers and other employees of the Company and to induce them to exert their maximum efforts towards the Company's success. By thus encouraging employees and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its shareholders.

          2.   Shares Subject to the Plan.
          The total number of shares of the common stock of the Company, par value of $.01 per share (the "Capital Stock"), which may be subject to options granted under the Plan shall be 30,000 in the aggregate, subject to adjustment as provided in Paragraph 8. The Company shall at all times while the Plan is in force reserve such number of shares of the Capital Stock as will be sufficient to satisfy the requirement of outstanding options granted under the Plan. The shares to be issued upon exercise of options granted under the Plan shall in whole or in part be authorized and issued shares or reacquired shares. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for option under the Plan.

          3.   Eligibility.
          (a) Options may be granted only to key employees (which term or used in the Plan includes officers) of the Company or of a parent or subsidiary (within the meaning of Section 425(e) and (f), respectively, of the Internal Revenue Code of 1954, as amended (the "Code")), of the Company, provided, however, that no option shall be granted to any individual who owns (within the meaning of Sections 422A(b)(6) and 425(d) of the Code) at the time the option is granted, more than 10% of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company, except as provided in subparagraph (b) of this Paragraph 3. A director of the Company or of a parent or subsidiary corporation who is not also an employee of the Company or of a parent or subsidiary corporation shall not be eligible to receive an option under the Plan.

          (b)  Notwithstanding the provisions of
subparagraph (a) of this Paragraph 3, an option may be granted, consistent with the other terms of the Plan, to an employee who owns (within the meaning of Sections 422A(b)(6) and 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company if, at the time such option is granted, the option price is an amount which equals or exceeds 110% of the fair market value of the stock subject to the option, and such option by its terms is not exercisable more than five years after it is granted.

          (c)  Nothing contained in the Plan shall be
construed to limit the right of the Company to grant options otherwise then under the Plan in connection with the acquisition of the business and assets of any corporation, firm, person or association, including options granted to employees thereof who become employees of the Company or of a parent or subsidiary corporation, nor shall the provisions of the Plan be construed to limit the right of the Company to grant options otherwise than under the Plan for other proper corporate purposes.

          (d) Subject to paragraph (e) of this Paragraph, if options have been granted under the Plan, additional options may be granted from time to time to a holder of such an option, and options may be granted from time to time to one or more employees who have not previously been granted options under the Plan.

          (e) Pursuant to Sections 422(a)(b)(8) and
422A(c)(4) of the Code, the aggregate fair market value (determined as of the time an option is granted) of the Capital Stock for which any employee is granted options under the Plan shall not in any year exceed the sum of (i) $100,000, plus (ii) one-half the excess of $100,000 over the aggregate fair market value of the Capital Stock for which such employee was granted options in each of the three (or fewer) preceding calendar years beginning with 1981. For purposes of this subparagraph (e), the term "Capital Stock" shall mean any stock of the Company or its parent or subsidiary for which the employee has been granted incentive stock options (as defined in Section 422A of the Code).

          4.   Administration of the Plan.
          The Plan shall be administered by the Board of Directors of the Company as such Board may be composed from time to time or by a Committee of the Board of Directors (the "Committee") appointed to administer the Plan. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to determine the individuals to whom, and the time or time at which, options shall be granted, and the number of shares to be subject to each option, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical) consistent with their being "incentive stock options" as provided in Section 422A of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors, in its discretion, shall deem relevant. The Board of Directors' determinations on the matters referred to in this paragraph shall be conclusive. Any determination by a majority of the members of the Board of Directors shall be deemed to have been made by the whole Board of Directors.

          5.   Terms of Options.
          The terms of each option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

          (a)  The purchase price of the shares of the
Capital Stock subject to each option shall not be less than the fair market value (or, in the case of the grant of an option to an employee described in subparagraph (b) of Paragraph 3 hereof, not less than 110% of fair market value) of the Capital Stock at the time such option is granted. Such fair market value shall be determined by the Board and, if the Capital Stock is listed on a national securities exchange or traded on the Over-the Counter Market, shall be the mean of the trading prices or of the high bid and low asked prices of the Capital Stock on such exchange, or on the Over-the-Counter Market as reported by the National Quotation Bureau, Inc., as the case may be, on the day on which the option is granted or, if there is no trading or high bide or asked price on that day, the mean of the trading or high bid and low asked prices on the most recent day preceding the day on which the option is granted for which such prices are available.

          (b)  Unless otherwise provided in any option
agreement under the Plan, an option granted under the Plan shall become exercisable in whole, at any time, or in part, from time to time, but in no case may an option be exercised as to less than one hundred (100) shares at any one time (or the remaining shares covered by the option if less than one hundred (100)).

          (c) Each option granted under the Plan shall by its terms expire and shall not be exercisable after the expiration of ten years from the date of its grant and shall be subject to earlier termination as expressly provided in Paragraph 6 hereof.

          (d)  No option granted under the Plan may be
exercised prior to the time that there shall have been exercised in full or shall have expired by reason or lapse of time, each incentive stock option (as defined in Section 422A of the Code) granted at an earlier date to the same holder, to purchase (i) shares of the Capital Stock; (ii) shares of stock of the Company other than the Capital Stock; or (iii) shares of stock in a corporation which (at the time of the granting of such option) is a parent or subsidiary of the Company (as defined in Section 425(e) of the Company, its parents or subsidiaries.

          (e) An option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the option is being exercised accompanied by payment in full of the purchase price of such shares. Payment for such shares may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check payable to the order of the Company in the amount of such purchase price, (iii) by promissory note issued by the employee exercising the option in favor of the Company in an amount equal to such purchase price and payable on terms prescribed by the Board of Directors, (iv) by delivery of Capital Stock to the Company having a fair market value equal to said purchase price, or (v) by any combination of the methods of payment described in (i) through (iv) above.

          (f) The holder of an option shall have none of the rights of a shareholder with respect to the shares covered by his option until such shares shall be issued to him upon the exercise of his option.

          (g) No option granted under the Plan shall be transferrable otherwise than by will or the laws of descent and distribution and any option may be exercised during the lifetime of the holder thereof only by him. No option granted under the Plan shall be subject to execution, attachment or other process.

          6.   Death or Termination of Employment.
          (a) If the employment of a holder of an option under the Plan shall be terminated voluntarily by the employee or for cause, any option or options of such holder shall expire forthwith. If such employment shall terminate otherwise than (i) by reason of death, (ii) voluntarily by the employee or, (iii) for cause, such option may be exercise at any time within three (3) months after such termination, subject to the provisions of subparagraph (c) of this Paragraph 6. For the purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

          (b) If the holder of an option under the Plan dies (i) while employed by the Company or a parent or subsidiary corporation or (ii) within three (3) months after the termination of his employment other than voluntarily by the employee or for cause, such option may, subject to the provisions of subparagraph (c) of this Paragraph 6, be exercised by a legatee or legatees of such option under such individual's last Will or by his personal representatives or distributees at any time within six (6) months after his death.

          (c) An option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the option at the time of termination of employment or death, and in any event may not be exercised after the expiration of ten years from the date the option is granted.

          7.   Leave of Absence.
          For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employee of the Company or of a subsidiary corporation for ninety (90) days or such longer period as shall be determined by the Board of Directors.

          8.   Adjustment upon Changes in Capitalization.
          (a) In the event that the outstanding Capital Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in shares of the Capital Stock, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding options. If the Company shall be reorganized, consolidated or merger with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an option shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his option, provided, however, that in any of such events the Board of Directors shall have the discretionary power to take any action necessary or appropriate to prevent the option granted herein from being disqualified as an "incentive stock option" under the United States income tax laws then in effect.

          (b) Any adjustment in the number of shares shall apply appropriately to only the unexercised portion of any option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

          9.   Further Conditions of Exercise.
          (a) Unless prior to the exercise of the option the shares of Capital Stock issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act and certificates evidencing shares of Common Stock acquired by the exercise of such option may bear a legend to that effect. The Company may also issue "stop transfer" instructions to the transfer agent for the Common Stock with respect to shares of Common Stock acquired by the exercise of options.

          (b) The Company shall not be obligated to deliver any shares of the Capital Stock until they have been listed on each securities exchange on which the Capital Stock may then be listed or until there has been qualification under or compliance with such estate or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

          10.  Termination, Modification and Amendment.
          The Plan (but not options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the stockholders of the Company, and no option shall be granted after termination of the Plan.

          The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote thereon.

          The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not (i) modify or amend the Plan in any way that would disqualify any option issued pursuant to the Plan as an "incentive stock option" as defined in Section 422A of the Code or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares as to which options may be granted under the Plan.

          No termination, modification or amendment of the Plan may, without the consent of the individual to whom the option shall have been previously granted, adversely affect the rights conferred by such option.

          11.  Effectiveness of the Plan.
          The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all options granted prior to such approval shall be subject thereto. In event such approval is withheld, the Plan and all option which may have been granted thereunder shall become null and void.

          12.  Not a Contract of Employment.
          Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an option is or may be granted hereunder any right to remain in the employ of the Company or a parent or subsidiary.